UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 7, 2016 (November 6, 2016)

Blue Nile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50763	91-1963165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 FIRST AVENUE SOUTH, SUITE 700,

SEATTLE, WASHINGTON, 98104

(Address of principal executive offices, including zip code)

(206) 336-6700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2016, Blue Nile, Inc., a Delaware corporation (“Blue Nile” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BC Cyan Parent Inc., a Delaware corporation (“Parent”), and BC Cyan Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Bain Capital Fund XI, a Delaware limited partnership (“Bain Fund XI”), and Bow Street LLC (“Bow Street”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement, which is included as Exhibit 2.1 to this Form 8-K.

At the Effective Time, each:

(i)	share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $40.75, without interest thereon (the “Per Share Price”);

(ii)	Company Restricted Stock Unit outstanding as of immediately prior to the Effective Time, whether vested or unvested, will, unless otherwise agreed to in writing by the Parent and the Company, be cancelled and converted into the right to receive an amount in cash equal to (a) the amount of the Per Share Price, multiplied by, (b) (i) in the case of Company Restricted Stock Units that are only subject to time-vesting requirements, the total number of shares of Company Common Stock that are subject to such Company Restricted Stock Unit and, (ii) in the case of a Company Restricted Stock Units that are subject to time- and performance-vesting requirements, the total number of shares of Company Common Stock determined to be performance vested with the performance goals deemed achieved at maximum levels, and with the remaining time-vesting requirements deemed satisfied; and

(iii)	Company Option that is an In-the-Money Company Option outstanding as of immediately prior to the Effective Time, whether vested or unvested, will, unless otherwise agreed to in writing by the Parent and the Company, be cancelled and converted into the right to receive an amount in cash equal to (a) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option), multiplied by (b) the total number of shares of Company Common Stock that are issuable upon the full exercise of such Company Option. All Company Options that are not In-the-Money Company Options will be cancelled on the Effective Time without any cash payment being made in respect thereof.

Parent and Merger Sub have obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement. Pursuant to the Equity Commitment Letter, Bain Fund XI has committed to invest in Parent for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses, subject to the terms and conditions set forth therein. The Company is a third party beneficiary of the Equity Commitment Letter. In addition, pursuant to the Limited Guaranty, Bain Fund XI has also provided the Company with a limited guaranty in favor of the Company, which guarantees the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent (described further below).

In addition, pursuant to the Debt Commitment Letter, Goldman Sachs Bank USA (the “Lead Arranger”) has committed to provide a senior secured asset based revolving credit facility for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses, subject to the terms and conditions set forth therein. The obligation of the Lead Arranger to provide debt financing under the Debt Commitment Letter is subject to a number of customary conditions.

Consummation of the Merger is subject to certain conditions, including, but not limited to, the: (i) Requisite Stockholder Approval; (ii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any other applicable foreign Antitrust Laws; and (iii) absence of any law or order restraining, enjoining or otherwise prohibiting the Merger.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time.

During the period from the date of the Merger Agreement until December 6, 2016 (the “Go-Shop Period”), the Company may solicit alternative acquisition proposals from third parties and provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals. After the expiration of the Go-Shop

Period, the Company will become subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals. However, until December 16, 2016 (the “Cut-Off Date”), the Company may continue to provide information to, and participate in discussions and engage in negotiations with, third parties from whom the Company received prior to the expiration of the Go-Shop Period an alternative acquisition proposal that the Company Board has determined prior to the expiration of the Go-Shop Period in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal either (x) constitutes a Superior Proposal or (y) is reasonably likely to lead to a Superior Proposal (such party, an “Excluded Party”). In addition, prior to the receipt of the Requisite Stockholder Approval, such restrictions are subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal either (x) constitutes a Superior Proposal or (y) is reasonably likely to lead to a Superior Proposal, and the failure to explore such alternative acquisition proposal would be inconsistent with the directors’ fiduciary duties pursuant to applicable law. The parties have also agreed to use their reasonable best efforts to consummate the Merger.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the termination fee becomes payable by the Company due to (x) the Company’s termination of the Merger Agreement on or prior to the Cut-Off Date with respect to the Company entering into an alternative acquisition agreement with an Excluded Party, the amount of the termination fee will be $7.4 million, and (y) if the termination fee becomes payable under any other circumstance, the amount of the termination fee will be $17.4 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $32.2 million if (i) the Closing does not occur within five business days of the first date Parent is required to close; (ii) all mutual and Parent closing conditions are satisfied (other than those conditions that their terms are satisfied at the Closing, each of which are capable of being satisfied at Closing); (iii) the Company has irrevocably notified Parent in writing that it is ready, willing and able to close and that all Company closing conditions are satisfied or waived (other than those conditions that their terms are satisfied at the Closing, each of which are capable of being satisfied at Closing); (iv) the Company has given Parent written notice five business days prior to termination stating the Company’s intent to terminate the Merger Agreement if Parent and Merger Sub fail to consummate the Merger; and (v) Parent and Merger Sub fail to close on the later of five business days of the notice and the date Parent is otherwise required to close.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by May 6, 2017.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

On November 7, 2016, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and, to the extent relating to the announcement of the entry into the Merger Agreement, is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Additional Information and Where to Find It

Blue Nile, Inc. (“Blue Nile”) plans to file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders a proxy statement in connection with the proposed merger with BC Cyan Acquisition Inc., pursuant to which Blue Nile would be acquired by BC Cyan Parent Inc., an affiliate of Bain Capital Fund XI, and Bow Street LLC (the “Merger”). The proxy statement described above will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by Blue Nile through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of these documents from Blue Nile by contacting Blue Nile’s Investor Relations by telephone at 206.336.6745, by e-mail at investor@bluenile.com, or by going to Blue Nile’s Investor Relations page on its corporate web site at http://investor.bluenile.com and clicking on the link titled “SEC Filings” under the “Financials & Filings” heading.

Blue Nile and certain of its directors, executive officers, and certain other members of management and employees of Blue Nile may be deemed to be participants in the solicitation of proxies from the stockholders of Blue Nile in connection with the proposed Merger. Information regarding these individuals and other persons who may be deemed to be participants in the solicitation of proxies, as well as any interests they may have in the transaction described herein, will be included in the proxy statement described above. Additional information regarding Blue Nile’s directors and executive officers is also included in Blue Nile’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2016. These documents are available free of charge as described in the preceding paragraph.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

In connection with entering into the Merger Agreement, the Company Board approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”). The Bylaw Amendment amends the bylaws to include a forum selection clause that establishes the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain legal claims and actions, unless the Company consents in writing to the selection of an alternate forum. The foregoing description of the Bylaw Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is filed as Exhibit 3.1, and is incorporated into this report by reference.

Participants in the Solicitation

The directors and executive officers of Blue Nile may be deemed to be participants in the solicitation of proxies from the stockholders of Blue in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the proposed Merger will be set forth in the proxy statement described above. Additional information regarding Blue Nile’s directors and executive officers is also included in Blue Nile’s proxy statement for its 2016 Annual Meeting of Stockholders and Blue Nile’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016, each as filed with the SEC. These documents are available free of charge as described in the preceding paragraph.

Legal Notice Regarding Forward-Looking Statements

This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to the proposed transaction between Blue Nile and BC Cyan Parent Inc., including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the expected closing of the proposed Merger and future performance and plans of Blue Nile. In some cases, you can identify forward-looking statements by terms such as “would,” “could,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “might,” “predict,” “potential,” “targets,” “seek,” or “continue,” the negative of these terms or other variations of such terms. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability to obtain approval of Blue Nile’s stockholders, the ability to obtain required regulatory approvals, the ability of the parties to satisfy other conditions to the consummation of the proposed Merger, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, the risk that the transaction may involve unexpected costs, liabilities or delays and such other risks as identified in Blue Nile’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016, Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2016 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2016, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. While Blue Nile may elect to update forward-looking statements at some point in the future, Blue Nile specifically disclaims any obligation to update the forward-looking statements provided to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, and, therefore, you should not rely on these forward-looking statements as representing Blue Nile’s views as of any date subsequent to today.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 6, 2016, by and among Blue Nile, Inc., BC Cyan Parent Inc. and BC Cyan Acquisition Inc.*

3.1	Amended and Restated Bylaws of Blue Nile, Inc.

99.1	Press Release of Blue Nile, Inc., dated as of November 6, 2016.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

By:	/s/ Lauren Neiswender
Lauren Neiswender General Counsel and Corporate Secretary

Date: November 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 6, 2016, by and among Blue Nile, Inc., BC Cyan Parent Inc. and BC Cyan Acquisition Inc.*

3.1	Amended and Restated Bylaws of Blue Nile, Inc.

99.1	Press Release of Blue Nile, Inc., dated as of November 7, 2016.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.